Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 05:57 PM 03/19/2013 FILED 05:57 PM 03/19/2013 SRV 130333723 - 5255155 FILE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF FORMATION

OF

ANVIL US 1 LLC

This Certificate of Amendment to the Certificate of Formation (this “Certificate”) is being executed as of March 19, 2013, for the purpose of amending the Certificate of Formation of Anvil US 1 LLC, pursuant to the Delaware Limited Liability Company Act 6 Del. C. § 18-202.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Anvil US 1 LLC.

2. Certificate of Formation. The Certificate of Formation was filed with the Office of the Secretary of State of the State of Delaware on December 7, 2012.

3. Amendment. The first article of the Certificate of Formation is hereby amended and restated in its entirety to read as follows:

“The name of the limited liability company is Ancestry.com LLC (the “Company”).”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of as of the day and year first above written.

ANVIL US 1 LLC

By:

	Name	Howard Hochhauser
	Title:	Chief Financial Officer, Chief Operating Officer and Chief Accounting Officer

Signature page to Anvil US 1 LLC Certificate of Amendment

State of Delaware Secretary of State Division of Corporations Delivered 08:24 PM 12/07/2012 FILED 08:12 PM 12/07/2012 SRV 121313158 - 5255155 FILE

CERTIFICATE OF FORMATION

OF

Anvil US 1 LLC

This Certificate of Formation is being executed as of December 7, 2012, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act 6 Del. C. § 18-101 et seq.

The undersigned being duly authorized to execute and file this Certificate does hereby certify as follows:

1. Name. The name of the limited liability company is Anvil US 1 LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

3. Authorized Person. The name and address of the authorized person is Jamila McCoy, Fried, Frank, Harris, Shriver & Jacobson LLP, 801 17th Street, NW, Washington, DC 20006. The powers of the authorized person shall terminate upon the filing of this Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

/s/ Jamila McCoy
Jamila McCoy
Authorized Person